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                                                                   EXHIBIT 10.24


                                 ADDENDUM TO THE
                      NON-QUALIFIED STOCK OPTION AGREEMENT

This Addendum to the Non-Qualified Stock Option Agreement (this "Addendum") is made and entered into effective as of this 21st day of December, 2001, by and between Aviall, Inc., a Delaware corporation (the "Company") and Paul E. Fulchino (the "Optionee"). Terms used in this Addendum with initial capital letters that are defined in the 1998 Stock Incentive Plan (the "Plan") or are defined in the Non-Qualified Stock Option Agreement between the Company and the Optionee dated as of January 19, 2001 (collectively referred to herein as the "Option Agreement") are used in this Addendum as so defined.

WHEREAS, Section 13 of the Option Agreement provides that any amendment to the Plan is deemed an amendment to the Option Agreement and that no such amendment shall adversely affect the rights of the Optionee under the Option Agreement without the Optionee's consent; and

WHEREAS, Section 7 of the Option Agreement provides for the acceleration of any Option granted under the Option Agreement in the event of a Change of Control; and

WHEREAS , the Company adopted Amendment Number One to the Plan, amending the Plan to revise the definition of "Change of Control;" and

WHEREAS, the parties desire to amend the Option Agreement to modify the provision regarding the acceleration of options and the Optionee desires to consent to have Amendment Number One to the Plan apply to rights of the Optionee under the Option Agreement.

NOW, THEREFORE, for good and valuable consideration, the Company and the Optionee agree as follows:

1. Section 7 of the Option Agreement is amended by adding the following to the end of said Section:

         Notwithstanding any provision to the contrary herein, following Stockholder Approval, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement if (i) Carlyle, alone or together with its affiliates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, "Affiliates") and associates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, ("Associates"), becomes the beneficial owner of 20% or more of the Common Stock then outstanding (either through the acquisition of the Investor Shares or the exercise or conversion of the Bridge Preferred Stock, the Permanent Preferred Stock or the Carlyle Shares), or (ii) a person becomes the beneficial owner of any Investor Shares, provided, however, that if such




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         person, together with all Affiliates and Associates of such person, shall become after acquiring the Investor Shares, or is at the time of the acquisition of any Investor Shares, the beneficial owner of 5% or more of the Common Stock then outstanding (in addition to any Investor Shares held by such person or any Affiliate or Associate of such person) then a "change of control" shall be deemed to have occurred upon the later of (A) the date such person's acquisition of the Investors Shares or (B) the date such person became the beneficial owner of 5% or more of the Common Stock. Notwithstanding any provision to the contrary herein, prior to Stockholder Approval, for the purpose of this Agreement, Carlyle shall not be deemed to be the beneficial owner of (i) any shares of Permanent Preferred Stock, (ii) any shares of Common Stock issuable upon conversion of the Permanent Preferred Stock or (iii) any Carlyle Shares. For purposes of this Section 7, the following definitions shall apply:

                  (i) "Bridge Preferred Stock" shall mean the Series B Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ii) "Carlyle" shall mean collectively, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, a Delaware limited partnership, together with their Affiliates and Associates.

                  (iii) "Carlyle Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company and Carlyle.

                  (iv) "Carlyle Shares" shall mean any Common Stock issuable to Carlyle pursuant to the Note Purchase Agreement and any Common Stock issuable upon exercise of warrants issuable to Carlyle pursuant to the Note Purchase Agreement.

                  (v) "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company.

                  (vi) "Investor Shares" shall mean the shares of (A) the Permanent Preferred Stock, (B) the Bridge Preferred Stock, (C) the Carlyle Shares, (D) the Common Stock issuable on conversion of the Permanent Preferred Stock or the Bridge Preferred Stock and (E) any shares issued as dividends or on conversion or exchange or otherwise in respect of the securities referred to in the foregoing clauses (A) through (D).

                  (vii) "Note Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company, Aviall Services, Inc., J.H. Whitney Mezzanine Fund,



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         L.P., Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners,
         L.P., Blackstone Mezzanine Holdings, L.P., Carlyle High Yield Partners, L.P. and Oak Hill Securities Fund, L.P. and among other entities.

                  (viii) "Permanent Preferred Stock" shall mean the Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ix) "Stockholder Approval" shall mean the affirmative vote of a majority of the Common Stock of the Company represented in person or by proxy at a meeting of the Company's stockholders in favor of approval of the issuance of the Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock and the issuance of Common Stock of the Company issuable upon conversion of the Permanent Preferred Stock.

2. The Optionee consents and agrees to have Amendment Number One to the Plan apply to the rights of the Optionee under the Option Agreement.

3. The Option Agreement, as modified by this Addendum, remains in full force and effect.

                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the Company and the Optionee have executed or caused to be executed, this Addendum effective as of the day and year first written above.

                                              AVIALL, INC.


                                              By:    /s/ Jeffrey J. Murphy
                                                     ---------------------------

                                              Dated: December 19, 2001



                                              OPTIONEE

                                              By:    /s/ Paul E. Fulchino
                                                     ---------------------------
                                                     Paul E. Fulchino

                                              Dated: December 19, 2001



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